Exhibit 99.1

FiEE, Inc. Announces First Quarter 2026 Unaudited Financial Results

First Quarter Revenue Reached $2.1 million

Gross Margin of 70.4% Supported Profit Turnaround in First Quarter 2026

Osaka, Japan, 30 April 2026 – FiEE, Inc. (NASDAQ:FIEE) (“FiEE” or the “Company”), a technology company integrating IoT, connectivity and AI to redefine brand management solutions in the digital era, today announced its financial results for the first quarter ended March 31, 2026.

Operational and Financial Highlights for the Three Months Ended March 31, 2026

●	Revenue was approximately $2.1 million, compared to $125 for the three months ended March 31, 2025. The increase in revenue primarily reflects the Company’s strategic transition from legacy hardware operations to software-as-a-service (“SaaS”) solutions, with the new business model focusing on integrating AI and big data into content creation and brand management, generating sales since March 2025. The increase in revenue is also driven by the Company’s newly introduced customized software R&D services and digital authentication services.

○	As of March 31, 2026, FiEE onboarded approximately 818 customers for its SaaS service, corresponding to SaaS – multi-channel network (“MCN”) digital service fees totaling $6.9 million, of which $6.4 million was recognized as revenue cumulatively, including $1.1 million recognized in the three months ended March 31, 2026.

○	Building on this momentum, FiEE introduced customized software services in July 2025. As of March 31, 2026, FiEE secured contracts totaling $1.5 million for customized software services, of which $0.6 million was recognized as revenue in the three months ended March 31, 2026. During the three months ended March 31, 2026, FiEE added five new customers, bringing the total number of customers for its software services to 17.

○	Through the acquisition of Houren-Geiju Kabushikikaisha in November 2025, FiEE added the ability to provide digital authentication, certification, and display services for artwork. As of March 31, 2026, this business had generated cumulative revenue of $0.8 million, including $0.4 million recognized in the three months ended March 31, 2026, serving five corporate and 52 individual clients.

●	Gross profit was approximately $1.5 million, compared to a gross loss of $625 for the three months ended March 31, 2025.

●	Net income was approximately $0.4 million, compared to a net loss of $0.4 million for the three months ended March 31, 2025.

●	Net cash provided by operating activities reached $67 thousand during the three months ended March 31, 2026.

Rafael Li, Chief Executive Officer of FiEE, commented, “We are delighted to announce a substantial improvement in profitability for the first quarter of 2026. This highlights the strong momentum of our expanding SaaS solutions, as well as the growing contributions of our customized software and digital authentication services. In March 2026, through our strategic entry into AI-powered music creation, distribution, and entertainment, we further demonstrated our commitment to innovation and expansion, opening new pathways to integrate advanced technologies into our digital ecosystem. In line with our long-term strategy, we are actively assessing opportunities in AI, hardware, and the Internet of Things (IoT), while also exploring opportunities in the MCN business.”

Mr. Li further mentioned, “Looking ahead, we will continue to drive growth through innovation. By investing in R&D, we aim to broaden our service portfolio, deepen user engagement, and strengthen our brand’s resilience in the digital content industry. At the same time, we are focused on building bridges between influencers, content creators, and global markets, fostering impactful partnerships and extending our reach across this rapidly evolving digital landscape.”

Financial Results for the First Quarter Ended March 31, 2026

Revenue was approximately $2.1 million, compared to $125 in the same period of fiscal year 2025.

		Three Months Ended March 31,		%
		2026	2025	change
Revenues		$	$	YoY
Product sales
●	SaaS – MCN digital services	1,093,336	125	874,568.8%
●	Software services	589,959	-	N/A
●	Digital authentication services	438,694	-	N/A
Total		$2,121,989	$125	1,697,491.2%

Gross profit was approximately $1.5 million, compared to a gross loss of $625 in the same period of 2025.

Gross margin was 70.4%, representing a significant increase compared to the same period in 2025.

Operating expenses were approximately $1.1 million, representing an increase of 188.2% from $0.4 million in the same period of 2025.

●	Selling and marketing expenses were approximately $34 thousand, increased by $34 thousand compared to the three months ended March 31 2025, primarily reflecting the costs related to the expansion of our three core business lines—MCN digital services, software development services, and digital authentication services—as well as corporate branding initiatives. For the three months ended March 31, 2025, the Company had just launched its new business lines and had not yet incurred any selling and marketing expenses.

●	General and administrative expenses were approximately $1.0 million, representing an increase of 192.8% from $0.3 million in the prior year. The increase was attributable to expanded business operations following our strategic transformation, including certain non-recurring professional service fees such as legal and advisory fees related to strategic initiatives.

●	Research and development expenses were approximately $37 thousand, representing an increase of 22.0% from $30 thousand in the prior year. The increase primarily reflects ongoing enhancements and optimizations to our system during the current period.

Operating income was approximately $0.4 million, as compared to a loss of $0.4 million in the prior year.

Net income was approximately $0.4 million, representing a turnaround from a loss of $0.4 million in the prior year.

Diluted earnings per common share was $0.02, as compared to a loss of $0.10 in the prior year.

As of March 31, 2026, total cash and cash equivalents was $4.6 million, as compared to $3.1 million as of December 31, 2025.

About FiEE, Inc.

FiEE, Inc. (NASDAQ:FIEE), formerly Minim, Inc., was founded in 1977. It has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, it made the strategic decision to transition to a Software First Model in 2024 to expand its technology portfolio and revenue streams. In 2025, FiEE, Inc. rebranded itself as a technology company leveraging its expertise in IoT, connectivity, and AI to explore new business prospects and extend its global footprint.

FiEE, Inc.’s services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, FiEE, Inc. has introduced its innovative Software-as-a-Service solutions, which integrate its AI and data analytics capabilities into content creation and brand management. This initiative has nurtured a robust pool of KOLs on major social media platforms worldwide, helping them develop, manage, and optimize their digital presence. FiEE, Inc.’s services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to (i) the future financial position and performance of the Company, (ii) our ability to successfully implement our strategic business transformation, (iii) our long-term growth objectives and opportunities, (iv) our commitment to investing in R&D to expand our service offerings, enhance customer experience, and deliver greater brand value across the digital content landscape, (v) our plans to drive growth through innovation, build bridges between influencers, content creators, and global markets, and foster impactful partnerships to extend our reach across the digital landscape, and (vi) our plans to further accelerate business growth and create value for our stockholders.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

For investor and media inquiries, please contact:

Email: fiee@dlkadvisory.com

(financial tables follow)

FIEE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, (unaudited)
	2026	2025
	$	$
ASSETS
Current assets
Cash	4,579,910	3,084,461
Accounts receivable	1,422,013	2,110,715
Other receivables, net	18,051	1,217,692
Prepaid expenses and other current assets	218,882	199,309
Total current assets	6,238,856	6,612,177

Property, equipment and software, net	900,020	366,439
Intangible assets	3,205,982	3,529,835
Operating lease right-of-use assets, net	15,575	31,004
Deferred tax assets	26,731	-
Other assets	1,452,799	231,680
Total assets	11,839,963	10,771,135

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	263,970	511,206
Contract liabilities	668,903	1,497,721
Accrued expenses and other current liabilities	1,138,505	1,169,737
Income tax payables	856,870	972,743
Current maturities of operating lease liabilities	14,953	30,350
Total current liabilities	2,943,201	4,181,757
Total liabilities	2,943,201	4,181,757

Stockholders’ equity
Preferred stock	1,639,779	1,639,779
Common stock	83,286	79,341
Additional paid-in capital	102,488,505	100,500,280
Accumulated deficit	(95,270,063)	(95,621,579)
Accumulated other comprehensive income	(44,745)	(8,443)
Total stockholders’ equity	8,896,762	6,589,378
Total liabilities and stockholders’ equity	11,839,963	10,771,135

FIEE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS (UNAUDITED)

	As of March 31, (unaudited)
	2026	2025
	$	$
Revenues	2,121,989	125
Cost of revenues	627,745	750
Gross profit	1,494,244	(625)
Operating expenses:
Selling and marketing	34,339	-
General and administrative	996,873	340,496
Research and development	36,587	30,000
Total operating expenses	1,067,799	370,496
Operating income (loss)	426,445	(371,121)

Other income (expense):
Interest income (expense), net	-	(2,789)
Foreign currency exchange income	34,995	-
Other, net	26,905	-
Total other income(expense)	61,900	(2,789)

Income (loss) before income taxes	488,345	(373,910)

Income tax expense	136,829	-

Net income (loss)	351,516	(373,910)
Allocation to participating preferred stock	(101,605)	-
Net income (loss) attributable to common stockholders	249,911	(373,910)

Basic earnings (loss) per common share	0.03	(0.10)
Diluted earnings (loss) per common share	0.02	(0.10)

Weighted-average number of common shares outstanding:
Basic	7,938,505	3,713,792
Diluted	10,440,594	3,713,792

Net income (loss)	351,516	(373,910)
Other comprehensive income (loss), net of tax:		-
Foreign currency translation adjustment	(36,302)	-
Total comprehensive income (loss)	315,214	(373,910)

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